Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rocky Brands, Inc. and Subsidiaries for the year ended December 31, 2024 of our reports dated March 15, 2024 included in its Registration Statement on Forms S-8 (No. 333-198167, and No. 333-258610 and No. 333-263565) relating to the consolidated financial statements and financial statement schedule and internal controls for the years ended December 31, 2024, 2023 and 2022 listed in the accompanying index.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

March 17, 2025